Exhibit 4.4


                         FORM OF CERTIFICATE OF TRUST

                            CERTIFICATE OF TRUST OF
                       USAA AUTO OWNER TRUST 200_-[  ]

     This Certificate of Trust of USAA Auto Owner Trust 2002-[ ] (the "Trust"), dated as of [o], is being duly executed and filed by [OWNER TRUSTEE], a [o], as owner trustee (the "Owner Trustee"), to form a statutory trust under the Delaware Statutory Trust Act (12 Delaware Code, ss. 3801 et seq.) (the "Act").

     1. Name. The name of the business trust formed hereby is USAA Auto Owner Trust 200_-[ ].

     2. Owner Trustee. The name and business address of the Owner Trustee is [o].

     3. Effective Date. This Certificate of Trust shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, have executed this Certificate of Trust as of the date first above written in accordance with Section 3811(a)(1) of the Act.

                                    [OWNER TRUSTEE]
                                      not in its individual capacity
                                      but solely as Owner Trustee under
                                      a Trust Agreement dated as of [o]

                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:




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